CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated October 23, 1998 on the 1998 financial statements of O'Shaughnessy Dogs of the Market Fund, O'Shaughnessy Aggressive Growth Fund, Cornerstone Value Fund and the Cornerstone Growth Fund, which are attached as an Exhibit to the Post Effective Amendment of the O'Shaughnessy Funds, Inc. as filed with the Securities and Exchange Commission on Form N1-A.

                                         /s/McGladrey & Pullen, LLP

                                         McGladrey & Pullen, LLP


New York, New York
January 18, 2000